Exhibit 13.1

APERION BIOLOGICS

Corporate Presentation

Daniel Lee
Chief Executive Officer

David Cocke
Chief Financial Officer

Kevin Stone, M.D.
Founder & Chairman

August 2015

APERION BIOLOGICS

 *  DISCLAIMERTHE INFORMATION CONTAINED HEREIN IS PROVIDED SOLELY FOR THE PURPOSE OF ACQUAINTING THE READER WITH APERION BIOLOGICS, INC. (THE “COMPANY” OR “WE”) AND ITS EXECUTIVE PERSONNEL, AND TO SOLICIT ANY INDICATION OF INTEREST IN A POTENTIAL OFFERING OF SECURITIES BY THE COMPANY. IT IS NOT AN OFFER TO SELL NOR IS IT A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES AND CONVEYS NO RIGHT, TITLE OR INTEREST IN THE COMPANY OR THE PRODUCTS OF ITS BUSINESS ACTIVITIES. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED IN CONNECTION THIS MEETING AND PRESENTATION, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL AN OFFERING STATEMENT ON FORM 1-A IS QUALIFIED PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE QUALIFICATION DATE. ANY PERSON'S INDICATION OF INTEREST IN THE MEETING INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. THE INFORMATION CONTAINED HEREIN IS CONFIDENTIAL AND STRICTLY PROPRIETARY. BY ACCEPTING THIS DOCUMENT, THE RECIPIENT AGREES NOT TO REPRODUCE ITS CONTENTS NOR DISCLOSE OR DISTRIBUTE SAME TO ANY PERSON OR ENTITY WITHOUT THE EXPRESSED PRIOR CONSENT OF THE COMPANY. THIS PRESENTATION DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION YOU OR ANY PROSPECTIVE INVESTOR MAY DESIRE. YOU SHOULD MAKE YOUR OWN DECISION ON WHETHER THIS INVESTMENT OPPORTUNITY MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. ANY PERSON CONSIDERING ENTERING INTO A PROPOSED TRANSACTION SHOULD SEEK ITS OWN INDEPENDENT FINANCIAL AND LEGAL ADVICE.   FORWARD LOOKING STATEMENTSTHIS PRESENTATION CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE BASED ON OUR MANAGEMENT’S BELIEF AND ASSUMPTIONS AND ON INFORMATION CURRENTLY AVAILABLE TO OUR MANAGEMENT. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OR PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. ACCORDINGLY, YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. FORWARD-LOOKING STATEMENTS IN THIS PRESENTATION INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS RELATING TO THE PROJECTED GROWTH OF ACL MARKETS; THE ANTICIPATED COMMERCIALIZATION OF OUR Z-LIG PRODUCTS; THE POTENTIAL APPLICATIONS OF OUR Z-PROCESS AND TECHNOLOGY; OUR STRATEGIES TO REALIZE DEVELOPMENT OPPORTUNITIES; THE TIMING AND STATUS OF CLINICAL TRIALS FOR OUR PRODUCT CANDIDATES; AND OUR ABILITY TO SUCCESSFULLY LAUNCH AND MARKET OUR PRODUCTS. THESE FORWARD LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISK FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM OUR CURRENT EXPECTATIONS. WE HAVE NO CURRENT INTENTION OF UPDATING THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESENTATION EXCEPT TO THE EXTENT REQUIRED BY LAW. YOU SHOULD THEREFORE NOT RELY ON THESE FORWARD-LOOKING STATEMENTS AS REPRESENTING OUR VIEWS AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESENTATION.

Z-Lig®: Alternative Solution for ACL Replacement

- **Z-Lig** is the first non-human biologic device for ACL reconstruction
    - Received CE Mark approval for initial indication of revision and multiligament reconstruction procedures
- Proprietary Z-Process immunochemically modifies optimal animal tissue for compatibility with human immune system while retaining scaffold quality and strength
- Requires no change in surgical technique
- Stabilizes knee and functions as dynamic implant for gradual host cell repopulation and subsequent ligamentization
    – Re-establishment of original tissue morphology allows natural repair of cumulative wear that limits useful life of non-biologic grafts in mechanically intensive applications



Patient #4



Patient currently 9 years post-surgery

Z-Lig – a novel ACL replacement which provides both structure and immunocompatibility

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APERION BIOLOGICS

 *  Product Pipeline   Target all currently used options for ACL reconstructionAll designed and optimized to meet doctor and patient needsDesigned to work with current fixation devices and instrumentsReceived CE Mark (BT+ and BTB) to commercialize in EU and other countries  The Z-Lig® Family of devices  Z-Lig BTB  Z-Lig BT+  Z-Lig ST

Product Pipeline

Z-Patch

- Patch product for soft tissue repair/augmentation sourced from porcine dermis
- Surgical market opportunity includes orthopaedics, general and reconstructive, plastic and wound healing
- Critical role of α-Gal removal has been published extensively



Product representation

Z-Fix

•Initial application as a biologic fixation device for ACL reconstruction

•All biologic ACL reconstruction

•Market opportunity includes conductive and inductive bone graft repair and spacer implants



Product representation

Near-term product opportunities in large global markets with 510 (k) pathway

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APERION BIOLOGICS

Product Pipeline

Product Name	Product Category	Initial Regulatory Pathway	Current Development Status: Research	Preclinical	Pilot	Pivotal	Marketed	Clinical Detail	EU Market	U.S. Market
Z-Lig®	ACL	CE Mark						• 6 & 12 months post implantation in 60 patient EUSA trial • 100% of remaining subjects met 36 month endpoint in 4/2015	1Q:15 $0.7b	
		PMA						• FDA has unconditionally approved U.S. pivotal trial protocol • 10-patient U.S. pilot safety trial completed		2018-9 $0.8b
Z-Patch	Extracellular Matrix	CE Mark						• Completion of developmental testing and validation 1H:17 • CE Mark approval by 1H:18	2018 $1.0b	
		510 (k)						• 510(k) approval by 1H:18 • U.S. post-market tevaluation to follow		2018 $1.2b
Z-Fix	Bone	CE Mark						• CE Mark approval by 2H:18	2018 $4.0b	
		510 (k)						• Preclinical testing to be completed in 2H:16		2018 $6.8b
Z-Meniscus	Meniscus	CE Mark						• Preclinical testing to be conducted 2H:17	2019-20 $1.0b	
		PMA						• Preclinical testing to be conducted 2H:17		2020 $1.5b

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Aperion Biologics



- In orthopaedics and other surgical categories, human & animal tissue is widely used but has limitations
- We have developed and patented a technique facilitating successful implantation of animal tissues
- Our **Z-Lig®** Anterior Cruciate Ligament Replacement (ACLR) is the first "off-the-shelf" biological ACL replacement device
    - Positioned to address the $2 billion ACL market
    - Compelling clinical data, with 96% success at 6 months and 92% at 12 months, better than the standard of care
- Our commercial introduction underway in Europe and other countries Q1 2015
    - CE Mark granted for revision and multi-ligament indications
    - Unconditional FDA approval received to commence US pivotal trial
- Our tissue processing methods represent a technology platform – several anatomies/applications await

Aperion is commercializing an off-the-shelf ACL replacement

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APERION BIOLOGICS

Knee Injuries/ACL Surgeries Growing Globally

- ACL injuries are common: estimated 2.6M* ACL injuries annually globally. Not all are treated today.
- $2b in ACL surgeries:
  - 800K targetable procedures annually
  - @$2,500 per procedure
  - Growing at 6-10%*
- Concentrated in EU and US
  - 30% in European market (where we have approval to sell)
  - 40% US
  - 30% ROW

Global ACL Graft Market – $2.1b*



ROW
$0.6b
30%
Europe
$0.7b
30%
US
$0.8b
40%
US ACL Graft Market
(300k procedures annually)
European ACL Graft Mark
(265k procedures annually)

*Third party research (iData Research) or company estimates

One of the few remaining high growth markets in orthopedics

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APERION BIOLOGICS

Knee Injuries/ACL Surgeries Growing Globally

Global ACL Graft Market – $2.1B (1)



ROW
$0.6B
30%
US
$0.8B
40%
Europe
$0.7B
30%

US ACL Graft Market by Type (300k procedures)

European ACL Graft Market by Type (265k procedures)



Autograft
228,000
76%
Allograft
72,000
24%
Autograft,
257,000
97%
Synthetics
2,600
1%
Allograft
5,200
2%

Global ACL Reconstruction Market Projections (1)



2012E – 2021E CAGR
• US – 8%
• EU – 5%
• ROW – 6%
ACL Reconstructions '12:'21 CAGR: 7%
Number of Procedures (mm)
1.5
1.2
0.9
0.6
0.3
0.0
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
US
EU
ROW

One of the few remaining high growth markets in orthopedics

(1) Figures are from third party research and are projected 2012 estimates. ROW includes markets that can be penetrated in the near term via CE Mark approval.

Note: These figures include: (i) the sales of allografts and synthetic grafts and (ii) the direct surgical costs of the autograft harvesting and subsequent direct incremental rehabilitation and medication costs related to the second surgical site (assumed to be $2,500 per procedure in total).

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APERION BIOLOGICS

 The Z-Process™: The Effective Way to Treat Xenografts for Use in SurgeryWhat Makes us Different

Current Treatment Options

	Z-Lig	Autograft	Allograft	LARS Synthetic	Traditional Xenograft
Safety	++	+++	?	++	?
Consistent Quality	++	+	?	+++	++
Ability to Regenerate / Remodel	++	++	++	?	?
No Supply Limitation	+++	+	?	+++	+++
Standard surgical technique	✓	✓	✓	?	?
No 2nd Surgical Site Required/Reduces OR time	✓	-	✓	✓	✓
Commentary	• Safe, strong, available	• Current "gold standard" • Disadvantaged by higher operative and rehab time	• Variable tissue quality • Global availability constrained by legal, cultural and religious issues • Potential for disease transmission	• Indicated for high performance athletes quick return to activity • Regeneration lacking, high failure rate	• Biological / tissue based but does not regenerate • Porcine xenografts already well accepted • Fixation methods (crosslinking) restrict ability to remodel

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APERION BIOLOGICS

 *  Immune Challenge: alpha-galactosidase (α-Gal)  Lower species express specific carbohydrate epitopes called α-GalHumans (and some primates) have evolved to produce antibodies that bind to the α-Gal antigen to initiate a rapid immune rejection process1% of circulating human antibodies are anti-Gal

 *  Aperion is the only company with issued patents to use alpha galactosidase to cleave the gal-antigen from non-primate tissue so that it is compatible with the human immune systemAlpha galactosidase is the only known treatment for cleaving the gal-antigen while preserving the graft’s key biological components and functionalityThe enzyme and its mechanism of action is well characterized and understood  Traditional Xenograft Hyperacute Rejection  Z-Process Prevents Rejection  Gal Antigen  PorcineGraft  Human’s Anti-GalIdentifiers  Human’s Neutrophils & Macrophages  Z-Process’GalactosidaseRemoving Gal  Aperion’s Solution: The Z-Process

Aperion's Solution: The Z-Process

1. **Tissue cleaning process**

2. **α-Galactosidase enzyme treatment**
   - Solves α-Gal rejection issue by cleaving the terminal galactose of the α-Gal antigen

3. **Stabilization**
   - While alpha-galactosidase enzyme treatment solves the gal rejection issue, it has no effect on the non-α-Gal immune response
     - Crosslinking provides additional ability to tailor implant with desired remodeling properties

4. **Sterilization and packaging**
   - Terminally sterilized by irradiation
   - Packaged in a ready-to-use graft configuration minimizing operating room time

Biological and Mechanical Properties maintained

A patented, reproducible process that preserves the graft's ability to remodel, providing long-term functionality

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APERION BIOLOGICS

Z-Process Can Be Used in Numerous Market Opportunities

- Proprietary product platform has broad applicability to many other tissue needs beyond ACL replacement
  - Extracellular matrix
  - Wound healing
  - Bone replacement
  - Heart valves
- Longer term, Aperion's technology could be instrumental in:
  - Dynamic scaffold with architectural and mechanical advantages
  - Stem cell delivery
  - Growth factor delivery
  - Drug delivery



Skin
Cosmetic soft tissue augmentation
Shoulder
Rotator cuff repair
Heart
Heart valves
Vascular grafts
Spine
Spacers/bone grafting
General Surgery Hernia repair
Knee
ACL/PCL ligament reconstructions
Meniscus
Urogynecology
Wound Care
Chronic wounds
Tendon
Achilles tendon repair

Exceptionally solid IP estate providing Aperion with a powerful position in removal of α-Gal in key tissues—broad applicability of Aperion's technology creates numerous opportunities

15

APERION BIOLOGICS

 Z-Lig Clinical Results: Demonstration of Significant Clinical Outcomes

Preclinical Efficacy Studies

- Aperion conducted studies in 20 Rhesus monkeys; treated with Z-Lig, allograft and unprocessed porcine xenograft
- All Z-Lig results were substantially similar to the allograft-implanted monkey control

1. **Serological studies**
   - Support immunocompatibility; transient production of gal and non-gal antibodies substantially decreased at approximately 9 months
2. **Biomechanical testing**
   - Demonstrates graft functional efficacy comparable to the allograft and autograft reconstructions
3. **Histopathology**
   - Advanced graft remodeling and maturation
   - Functional host integration of both tendon and bone
   - No adverse synovial response

Untreated Porcine (- control)

Rhesus Allograft (+ control)

Z-Lig



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APERION BIOLOGICS

US Pilot Trial Overview

- Z-Lig safety pilot was conducted in 10 humans under an IDE with the FDA
- As assessed in five of six evaluable subjects:
  - Presented with functional grafts at the 12- and 24-month post- operative time points
  - Satisfied all study success criteria including effusion, KT-1000, Pivot Shift, Lachman and Anterior Drawer tests
  - Via MRI, showed significant remodeling and maturation of the functioning grafts
- FDA subsequently granted unconditional approval of a pivotal non-inferiority trial
- We plan to begin this trial in 2016 with funds from this offering

Patient Demographics

- Mean Age 41 Years (range 21-51)
- 7 males / 3 females
- 5 of 10 chronic ACL injury (>3 months post injury)
- Operative / injured knee previous surgeries:
  - 2 ACL revisions
  - 1 ACL repair
  - 3 Medial meniscal repairs
- Contralateral surgeries:
  - 3 ACL reconstructions
- Extremely athletic population – Pre-injury Tegner average = 8.0

Continued safety and graft function in patients from pilot safety study 12 years post-op

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APERION BIOLOGICS

Z-Lig European/South African Clinical Study for CE Mark approval

Study Design	Composite Endpoint
• 60+ ACL replacement subjects • 7 sites – Belgium, Denmark, Netherlands, Italy, South Africa, Spain • Level 1 prospective, randomized, controlled trial • Allograft-controlled • Evaluator- and subject-blinded	• 6-month performance (non-inferiority) and safety –Success defined as 2 of 3: KT-1000, Lachman's, Pivot Shift • Utilization of composite endpoint addresses inherent clinical variability in each of the three individual endpoints

19

APERION BIOLOGICS

CE Trial Investigators & Sites

Physician	Institution	Leading Opinion Leaders
René Verdonk, MD, PhD Peter Verdonk, MD, PhD Fredrik Almqvist, MD, PhD	Gent University Hospital Dept. of Orthopaedic Surgery & Traumatology Gent, Belgium	• One of the most highly respected orthopedic/sports medicine research centers in Europe • Prof. René Verdonk was inducted into the Hall of Fame for the American Orthopaedic Society for Sports Medicine, one of the highest honors given to a member of this American society
Willem van der Merwe, MD Cape Town, South Africa	Sport Science Institute of South Africa Cape Town, South Africa	• The Sports Science Institute is a leading center in sports medicine for South Africa • Dr. van der Merwe is a member of the ACL Study group, a peer-selected international group focused on advanced ACL treatments
Maurilio Marcacci, MD Stefano Zaffagnini, MD	Instituti Ortopedici Rizzoli - Bologna University Sports Traumatology Dept. Bologna, Italy	• One of the most highly respected orthopedic/sports medicine research centers in Europe • Considered to be the top orthopedic center in Italy
Ramón Cugat, MD, PhD Montserrat García-Balletbó, MD, PhD	Hospital Quirón Artroscopia GC Barcelona, Spain	• Dr. Cugat is orthopedic consultant for FC Barcelona and medical assessor for the Catalan Football Federation (130,000 players in the Catalan region) • Considered one of the top ACL clinicians in Spain
Martin Lind, MD, PhD Peter Faunoe, MD	Aarhus University Hospital Dept. of Orthopaedic Surgery & Traumatology Aarhus, Denmark	• Dr. Lind is responsible for the Scandinavian ACL Registry in Denmark • Scandinavian ACL Registry is recognized as one of the most comprehensive ACL registries
Kees van Egmond, MD Rutger Zuurmond, MD	Isala Klinieken Department of Orthopaedic Surgery Zwolle, Netherlands	• The Isala Klinieken is the leading training center in the Netherlands for orthopedic surgeons
Pedro Guillen, MD	Clínica Cemtro Orthopaedic Surgery & Traumatology Madrid, Spain	• Clinica Cemtro is a private hospital founded by Prof. Guillen which performs over 1,000 ACL reconstructions annually • Considered one of the top ACL clinicians in Spain

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 Outcomes   Tegner  SF-36  Patients return to a high level of activityand demonstrate increased satisfaction with their outcomes over time  *  Percentage achieving > 90% functional performance of operated knee when compared to uninjured knee . . .Z-Lig enables return to normal functional performance

 *  Outcomes - Composite Stability  6 Months  12 Months  85% Success: the “Standard of Care”  24 Months  Demonstrated success better than literature reports with allograft – a clinical “standard of care”  88%   12%   Success  Falure  92%   8%   Success  Falure

 *  Serology Findings – Preclinical & Pilot Safety  Primate  Human  Low antibody titers demonstrate markedly reduced immune recognition  10  100  1,000  10,000  100,000  0  2  4  6  8  10  12  Months Post-Reconstruction  Reciprocal Antibody Titer  Z-Lig: Anti-GAL IgG  Z-Lig: Anti-non-GAL IgG  Untreated: Anti-GAL IgG  10  100  1,000  10,000  100,000  0  20  40  60  80  Months Post-Reconstruction  Anti-GAL IgG  Anti-non-GAL IgG  Reciprocal Antibody Titer  T = 0 represents pre-implant titer  Without Z-technology untreated xenograft is biologically incompatible and non-functional

Key Clinical Takeaways

Clinical Analysis

- ✓ Key endpoint met for non-inferiority evaluation by Notified Body
- ✓ Compelling 6, 12 and 24 month safety and performance data versus "standard of care" – study control are performed well above historical results
- ✓ Objective measurements - stability, ROM
- ✓ Functional - one legged hop
- ✓ Subjective - SF-36, Tegner
- ✓ All of study subjects have met 24 month milestone, most are beyond 36 months

Six subjects suffered SAEs deemed related to device—external experts confirm all device-related SAEs caused by infection from water system—remedied by review and improvement of manufacturing process

Z-Lig performed extremely well and demonstrated success at 6, 12 and 24 months

24

APERION BIOLOGICS

 Z-Lig European Commercialization

CE Mark Market Launch

Z-Lig will be immediately impactful in Europe

Need for immediate alternative to autograft + Limited local market allograft supply + Restrictions on allograft importation + Compelling Z-Lig European clinical data + Support of key clinical opinion leaders

Key Market Launch Plan Elements

- Phased launch in select markets
- Initial target: multi-ligament and revision ACL reconstruction surgeries- 15% of total
- Work with key clinicians and "thought leader" clinical investigators
- Registries in select markets to collect additional clinical experience

Key Distributor Terms

- Seeding markets throughout EU
- Working with 1 leading distributor in each country: Stocking inventory, invoicing
- Products sold at transfer fee; billing managed by distributor
- Reimbursed under DRG codes

The right people, right place and right data to sell in Europe in 2015

26

APERION BIOLOGICS

 Go to Market: Phased Seed Strategy at Regional Level  Develop One Key Distributor Relationship per Country - Often Legally Required (Invoicing, etc.)Rationalizing/optimizing based on new personnelChampions and Clinicians in each CountryClinical investigators will continue to use/advocate for Z-LigFor Phase 1, Additional 4 to 10 New Clinicians in Each Country to be identified in conjunction with new distributor  *

 US Market Regulatory and Commercial

FDA Overview and timeline

FDA Communication Timeline

2010 - 2013

- ✓ Current team optimizes manufacturing and sourcing operations for long-term commercial viability
- ✓ Receives unconditional approval to commence IDE pivotal trial

- ✓ Optimize US pivotal trial protocol
- ✓ Preparation for U.S. pivotal trial

	Planned Optimization	Benefit
Randomization	Change subject randomization from 1:1 to 2:1	Reduces N from 326 to 245
Clinical Sites	Increase number of clinical sites from 10 to 20	Reduces recruitment period from 30 months to 15 months
EUSA Trial Data	Consider EUSA trial data in US trial	Potentially reduces N or reduces focus on longer term data
Screw Selection	Company remains screw manufacturer agnostic	Allow multiple manufacturers' screws to be used

29

APERION BIOLOGICS

  Summary Remarks

Highlights

First & Only Tissue-Based Graft Product	✓ **Z-Lig** will be the first commercialized and clinically tested, "off-the-shelf" biological ACL replacement ✓ Addresses shortcomings of existing market alternatives – **Z-Lig is Healthy and Strong, Every Time**
Large Global Market Opportunity	✓ First biologic graft to address >$2 billion global ACL market – a high-growth market in orthopedics ✓ Early market opportunity in Europe
Compelling Clinical Data	✓ 96% success at 6 months and 92% at 12 months in ongoing Level 1 randomized, controlled OUS clinical trial ✓ Performance better than the standard of care ✓ Clinical results validate 10 year data from US human pilot safety study
Commercialization	✓ Entered into commercialization in select EU markets in Q12015 ✓ FDA unconditional approval for US pivotal IDE clinical trial
Proprietary Product Platform	✓ Disruptive IP protected technology facilitating successful implantation of processed animal tissues ✓ Broad range of additional biologic applications – ligament, matrix, bone, valves, etc.
Strong Management Team	✓ Career-long orthopedic biomaterials focus and extensive commercialization experience

31

APERION BIOLOGICS

Proposed Financing

	2H 2015	1H 2016	2H 2016	1H 2017	2H 2017
FINANCING	Reg A+ IPO $20M				
EVENTS	• Scale-up • Staffing • Expanded indication study • Expansion into other OUS markets	• Launch core EU markets • Regulatory submissions for non-EU markets	• Initiate US IDE study • Introduce soft tissue ACL product • Introduce dermis product	• Expansion EU and non-EU markets • Full ACL indication	• Expand all Z-Process products in all markets

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APERION BIOLOGICS

Z-Lig's Time Has Come

The Right Market

- ACL reconstruction estimated to outpace hip, knee and spine growth
- ACL market is highly underpenetrated
- Current treatment options for ACL have severe drawbacks
  - Autografts require longer operative and rehab time
  - Allografts are in short supply and vary greatly in quality
  - Synthetic grafts lack the ability to regenerate resulting in high failure rate
  - Traditional xenograft fixation methods restrict ability to remodel

The Right Technology

- First revolutionary product innovation in over a decade
- Technology platform w/ multiple applications outside ACL
  - Extracellular matrix
  - Bone replacement
  - Meniscus replacement
- Product that addresses shortcomings of other xenograft products – strength vs. remodeling

At The Right Time

- Near-term commercialization in EU and other markets
  - Minimal allograft availability will drive Z-Lig uptake immediately
  - Immediate need for a graft alternative for revision and multiligament procedures
- Clearly defined US regulatory pathway
  - Strong EU data supports efficacy and timeline
  - Study design to address reimbursement
  - Leverage experience and infrastructure to best position Z-Lig for approval
- 510(k) approval path for Z-Patch and Z-Fix minimizes risk

The product the Sports Medicine world has been waiting for…

33

APERION BIOLOGICS

 *  85

 Appendix  *

Management

Name	Background
Daniel Lee *Chief Executive Officer*	• Joined Aperion in 2008; 20+ years experience in medical device industry • Prior Experience: Responsible for TruRepair business at Smith & Nephew Endoscopy, responsible for Global Marketing Activities at OsteoBiologics, Director of Marketing at Regeneration Technologies and Director of Sports Medicine R&D group at Surgical Dynamics • Holds a Certified Tissue Bank Specialist certification and 13 patents on implants and instruments used in orthopaedic and general surgery • Received Masters of Science in Biomedical Engineering from University of Alabama at Birmingham and Bachelor of Science degree in Materials Science and Engineering from Johns Hopkins University
David Cocke *Chief Financial Officer*	• Joined Aperion in 2008 • Prior Experience: GM at NuPak Medical, CFO at NuTech, managed Corporate Development Department at KCI, employed at Corporate Finance group of GE Capital and Investment Banking group of Salomon Brothers • Received MBA degree from University of Virginia's Darden Graduate School of Business Administration and BBA degree with High Honors from the University of Texas at Austin
Lance Johnson *VP, Quality Systems*	• Joined Aperion Biologics in November 2010; 20+ years of experience in FDA Requirements and Quality Systems • Prior Experience: Quality Manager at Zimmer Spine, Quality Engineering Manager at Abbott Spine and 16 years of experience as investigator with FDA; Received Level II Auditor certification in 2003 and Medical Device Level II certification in 1998 • Received Bachelor of Science degree in Biotechnology from Oklahoma State University

36

APERION BIOLOGICS

Board of Directors

Name	Background
Daniel Lee *Chief Executive Officer*	• Joined Aperion in 2008; 20+ years experience in medical device industry • Prior Experience: Responsible for TruRepair business at Smith & Nephew Endoscopy, responsible for Global Marketing Activities at OsteoBiologics, Director of Marketing at Regeneration Technologies and Director of Sports Medicine R&D group at Surgical Dynamics • Holds a Certified Tissue Bank Specialist certification and 13 patents on implants and instruments used in orthopaedic and general surgery • Received Masters of Science in Biomedical Engineering from University of Alabama at Birmingham and Bachelor of Science degree in Materials Science and Engineering from Johns Hopkins University
David Cocke *Chief Financial Officer*	• Joined Aperion in 2008 • Prior Experience: GM at NuPak Medical, CFO at NuTech, managed Corporate Development Department at KCI, employed at Corporate Finance group of GE Capital and Investment Banking group of Salomon Brothers • Received MBA degree from University of Virginia's Darden Graduate School of Business Administration and BBA degree with High Honors from the University of Texas at Austin
Lance Johnson *VP, Quality Systems*	• Joined Aperion Biologics in November 2010; 20+ years of experience in FDA Requirements and Quality Systems • Prior Experience: Quality Manager at Zimmer Spine, Quality Engineering Manager at Abbott Spine and 16 years of experience as investigator with FDA; Received Level II Auditor certification in 2003 and Medical Device Level II certification in 1998 • Received Bachelor of Science degree in Biotechnology from Oklahoma State University

37

Aperion's Manufacturing Facility

- Unlike allografts, Aperion's production process is highly scalable
  - Readily available and consistent raw material
  - Porcine tissue sourced in accordance with ISO/TR 22442 and FDA regulations
- Significantly higher gross margins than currently commercialized allografts
- 4,000-square foot facility in San Antonio, Texas
  - 1,000-square feet of Class 6 to Class 8 clean rooms
  - Received ISO 13485 certification of its quality systems in January 2010, recertified in June 2011, transferred to new notified body October 2013
  - Supports commercial sales for next 2-4 years


APERION
BIOLOGICS



Aperion's headquarters in San Antonio, Texas has Class 6 to Class 8 manufacturing clean rooms

38
APERION BIOLOGICS

Intellectual Property

- 23 issued patents in the U.S. and internationally and 3 patent applications: exclusive rights to use alpha-galactosidase enzyme to remove gal antigens from non-primate animal tissues, including ligaments, cartilage, bone, heart valves, vascular tissue, collagen and many other tissues
  - Material Composition for Z-processed tissues
  - The Process used to create the Z-products
- Additional extensive coverage of immunochemical modifications of dermal- and tendon-derived injectable collagen formulations

Exceptionally solid IP estate providing Aperion with a powerful position in removal of α-Gal in key tissues

39

APERION BIOLOGICS